A&B 1985 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

AMENDMENT NO. 2

The A&B 1985 Supplemental Executive Retirement Plan, as amended and restated effective January 1, 2008, and further amended effective December 31, 2011, hereinafter referred to as the “Plan,” is hereby amended effective January 1, 2012 as follows:

1.	Section 4.00 is amended in its entirety as follows:

“4.00.           Payment of Benefits.  All benefits provided by Sections 4.01 to 4.07 shall be paid in the form of a lump sum payment that is the Actuarial Equivalent of the benefit otherwise defined by such Sections.

A Participant shall be entitled to whichever of the benefits provided by Sections 4.01 to 4.06 provides the greatest benefit, and under no circumstances shall a Participant be entitled to benefits provided by more than one such Section.”

2.	Except as modified by this Amendment, all terms and provisions of the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, Alexander & Baldwin, Inc. has caused this Amendment to be executed on its behalf by its duly authorized officers on this 25th  day of January, 2012.

ALEXANDER & BALDWIN, INC.

By:  /s/ Son-Jai Paik
Its Vice President

By:  /s/ Alyson J. Nakamura
Its Secretary